Exhibit 99.1

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE
DRAFT
Colonial Properties Trust reports third quarter 2005 earnings
BIRMINGHAM, Ala., October 27, 2005 — Colonial Properties Trust (NYSE: CLP), a diversified real estate investment trust that owns a portfolio of multifamily, office and retail properties, reported results for the third quarter ended September 30, 2005.
Net income available to common shareholders was $41.9 million or $1.04 per fully diluted share for the quarter, compared to $5.0 million or $0.18 per fully diluted share in the same period in 2004. The change from the previous year is primarily due to gains recognized from the sale of Colonial Mall Macon, Colonial Mall Burlington and residential units, offset by an increase in interest and amortization expense. Year-to-date earnings per share (EPS) were $3.41 in 2005, compared to $0.91 for the same period in 2004.
Funds from operations (FFO), a widely accepted measure of REIT performance, increased to $47.3 million or $0.93 per fully diluted share/unit (FFOPS), a 7.8 percent increase on a per share/unit basis from $32.6 million or $0.86 FFOPS in the same period a year ago. Year-to-date FFO increased to $125.6 million or $2.70 FFOPS compared to $97.7 million or $2.59 FFOPS for the same period in 2004. A reconciliation of net income available to common shareholders to FFO is provided in the attached tables.
“In addition to delivering solid operating results for 2005, we outlined three primary objectives to achieve during the year: deliver strong growth results from the acquired Cornerstone (TCR) portfolio, reposition our retail portfolio to open-air shopping centers and reach identified balance sheet targets,” said Thomas H. Lowder, the company’s chairman and chief executive officer. “With nine months of the year behind us, we have exceeded the 5.3 percent growth projection on the Cornerstone portfolio, substantially shifted the composition of our retail portfolio to open-air shopping centers and made significant progress towards our balance sheet targets.”

Exhibit 99.1

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE
Highlights of the third quarter 2005:
Corporate:
•	Completed an offering of 4.5 million newly-issued common shares;

•	Completed a $325 million unsecured debt offering;

•	Achieved $0.05 of FFOPS contribution from the sales of residential units; and

•	Paid a dividend of $0.675 per common share/unit.
Multifamily:
•	Recognized a 6.0 percent increase in same-property NOI for the third quarter of 2005 for the combined CLP and former TCR portfolio compared to the same period in the prior year;
•	Increased same-property NOI by 6.9 percent for the third quarter of 2005 for the former CLP same-property multifamily portfolio compared to the same period in 2004, the eighth consecutive quarter of year-over-year same-property growth for Colonial Properties’ multifamily division;

•	Realized 5.5 percent increase in same-property NOI for the third quarter of 2005 for the former TCR portfolio compared to the same period in the prior year;
•	Reported occupancy of 96.7 percent for stabilized properties for the combined multifamily portfolio, a 40 basis point increase from the second quarter of 2005 and occupancy of 96.6 percent for the combined same-property portfolio, an increase of 220 basis points over third quarter of 2004.

•	Acquired two Class A properties totaling 768 units, one each in Dallas, Texas and Atlanta, Ga. and a 20 percent interest in two separate multifamily joint ventures in Durham, N.C. and Birmingham, Ala. totaling 715 units;

•	Subsequent to the end of the third quarter, sold 8 multifamily properties, all located in Texas, totaling 2,458 units for $98.8 million in October 2005.

Exhibit 99.1

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE
•	Year-to-date, and as part of an ongoing transaction focused on improving the age and quality of its multifamily portfolio, the company sold 6,665 units for a total sales price of $365.7 million, representing a 6.5 percent capitalization rate.
Office:
•	Reported NOI on a same-property basis flat compared to third quarter 2004;

•	Posted occupancy on stabilized properties of 90.2 percent, including the former CRT properties with occupancy of 85.7 percent; reported occupancy on same-property portfolio of 94.6 percent, a 70 basis point increase sequentially and 270 basis point increase over the third quarter, 2004;

•	Acquired a 15 percent ownership interest in a joint venture that acquired CRT Properties;

•	Added 394,100 square feet of Class A office space through the acquisition of two office properties, one each in Orlando, Fla. and Charlotte, N.C.; and

•	Added 261,000 square feet with a 76 percent controlling condominium interest in a Class A office tower on Peachtree Street in midtown Atlanta, Ga.
During the quarter, the company entered into a joint venture with DRA Advisors, LLC to acquire a 15 percent ownership interest in CRT Properties. The acquisition added 11.7 million square feet of office space to Colonial Properties’ portfolio under management. This joint venture is expected to contribute $0.05 – $0.06 of FFOPS in 2006 and $0.08 – $0.09 in 2007.
Retail:
•	Realized 3.6 percent increase in NOI on a same-property basis compared to the third quarter of 2004;

•	Posted occupancy for stabilized properties of 91.5 percent and occupancy for the same-property portfolio of 91.8 percent, a 340 basis point increase over the same period in the prior year; and

•	Agreed to contribute six regional malls to a joint venture for approximately $362 million.
The company continues to reposition its retail portfolio to open-air shopping centers. During the quarter, the company announced the sales of Colonial Mall Macon, in Macon, Ga., and Colonial Mall Burlington, in

Exhibit 99.1

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE
Burlington, N.C., as well as the sale of six enclosed mall properties to a proposed joint venture, in which the company would retain a 10 percent minority interest. The company will continue to lease and manage the assets in the joint venture which represent 3.75 million square feet of retail shopping space and include Colonial Mall Myrtle Beach, in Myrtle Beach, S.C.; Colonial Mall Greenville, in Greenville, N.C.; Colonial Mall Bel Air, in Mobile, Ala.; Colonial Mall Valdosta, in Valdosta, Ga.; Colonial Mall Glynn Place, in Brunswick, Ga.; and Colonial University Village in Auburn, Ala. This transaction is expected to close in November.
Financing Activities
The company issued 4.5 million new shares of common stock at $43.75 and realized $187.3 million in proceeds, after expenses. Net proceeds were used to fund the investment in the joint venture that acquired CRT Properties and reduce the company’s secured debt on outstanding bridge loans. Also during the quarter, the company completed a $325 million bond offering of ten-year, 5.5% senior unsecured notes, with net proceeds totaling $320.7 million. Net proceeds principally reduced indebtedness on the company’s unsecured line of credit.
Portfolio Overview — As of September 30, 2005
Multifamily: The company owns or manages 48,100 units comprised of 119 wholly-owned properties totaling about 35,500 units, and holds a partial interest in 37 properties with 10,400 units. Additionally, the company provides third-party management services for approximately 2,200 units.
Office: Colonial Properties owns or manages 20.2 million square feet of office space. The company’s office portfolio includes 35 wholly-owned properties and 27 partially-owned properties that together total 19.5 million square feet. The company manages six additional office properties totaling 0.7 million square-feet.
Retail: The company owns or manages 13.6 million square feet of retail space. The portfolio includes 33 wholly-owned and three partially-owned shopping centers totaling 6.6 million square feet as well as 11 wholly-owned and one partially-owned regional mall with 6.7 million square feet. The company manages an additional four shopping centers with 0.3 million square feet of space.

Exhibit 99.1

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE
EPS and FFO Per Share Guidance
The company’s guidance for the fourth-quarter, full-year 2005 and full-year 2006 for fully diluted EPS and FFOPS is set forth and reconciled below.

	Fourth-Quarter 2005 Range			Full-Year 2005 Range			Full-Year 2006 Range
	Low	-	High	Low	-	High	Low	-	High
Fully Diluted EPS	$1.82	-	$1.90	$5.14	-	$5.28	$1.43	-	$1.95
Plus: Real Estate Depreciation & Amortization	0.77	-	0.77	3.96	-	3.96	3.20	-	3.20
Less: Gain on Sale of Assets	(1.66)	-	(1.68)	(5.50)	-	(5.58)	(0.85)	-	(1.25)

Fully Diluted FFOPS	$0.93	-	$0.99	$3.60	-	$3.66	$3.78	-	$3.90
As a result of the timing of certain property dispositions, the company estimates that there will not be a payment of a special dividend for 2005, as previously reported.
“As we close a year of vigorous transaction activity and look toward 2006, the company is well positioned for earnings growth. We project positive same-property growth in all three divisions. We expect to double the FFO contribution from our taxable REIT subsidiary and increase our development pipeline as well,” Lowder said. “Our emphasis is on performance in our live, work and shop portfolio. While we will continue to position ourselves for value-added acquisitions and dispositions, we expect to return to a normal capital recycling program in 2006.”
For additional details of disposition and investment activities, see the company’s detailed Supplemental Financial Highlights available on the company’s website.

Exhibit 99.1

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE
Conference Call and Supplemental Materials
The company will hold its quarterly conference call Thursday, Oct. 27 at 1:00 pm Central Time. The call will include a review of the company’s third quarter performance and discussion of the company’s strategy and current expectations for the future.
To participate, dial 1-877-500-9123. As with previous calls, a replay will be available for one week by dialing 1-800-642-1687; the Conference ID will be 9384297. Access to the live call and a replay will be available through the company’s website at www.colonialprop.com under “Investor Relations: Shareholder Information.”
Colonial Properties produces a supplemental information package that provides detailed information regarding operating performance, investing activities and the company’s overall financial position. For a copy of Colonial Properties’ detailed Supplemental Financial Highlights, please visit the Company’s website at www.colonialprop.com under the “Investor Relations: Financial Reporting” tab or contact Barbara Pooley in Investor Relations at 800-645-3917.
Colonial Properties Trust, through its subsidiaries, owns a portfolio of multifamily, office and retail properties where you live, work and shop in the Sunbelt. Colonial Properties Trust performs development, acquisition, management, leasing and brokerage services for its portfolio and properties owned by third parties. The company has a total market capitalization of approximately $5.5 billion. As of Sept. 30, the company owns or manages 48,100 apartment units, 20.2 million square feet of office space and 13.6 million square feet of retail shopping space. Headquartered in Birmingham, Ala., Colonial Properties is listed on the New York Stock Exchange under the symbol CLP and is included in the S&P SmallCap 600 Index. For more information, visit www.colonialprop.com.
Safe Harbor Statement
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward looking statements. Factors that impact such

Exhibit 99.1

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE
forward looking statements include, among others, real estate conditions and markets; performance of affiliates or companies in which we have made investments; changes in operating costs; legislative or regulatory decisions; our ability to continue to maintain our status as a REIT for federal income tax purposes; the cost and availability of new debt financings; volatility of interest rates or capital market conditions; effect of any terrorist activity; or other factors affecting the real estate industry generally.
Except as otherwise required by the federal securities laws, the company assumes no liability to update the information in this press release.
The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Business-Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2004, which discuss these and other factors that could adversely affect the company’s results.
- # # # -
CONTACT: Barbara M. Pooley, senior vice president, investor relations, 1-800-645-3917

COLONIAL PROPERTIES TRUST
Financial Statements
Third Quarter 2005
BALANCE SHEET
($ in 000s)

	As of	As of
	9/30/2005	12/31/2004
ASSETS
Real Estate Assets
Operating Properties	$4,113,120	$2,696,304
Undeveloped Land & Construction in Progress	181,784	158,954

Total Real Estate, before Depreciation	4,294,904	2,855,258

Less: Accumulated Depreciation	(489,422)	(437,635)
Real Estate Assets Held for Sale, net	484,822	167,712

Net Real Estate Assets	4,290,304	2,585,335

Cash and Equivalents	69,250	10,725
Restricted Cash	7,103	2,333
Accounts Receivable, net	23,995	20,642
Notes Receivable	31,628	906
Prepaid Expenses	18,319	11,238
Deferred Debt and Lease Costs	50,880	36,750
Investment in Unconsolidated Subsidiaries	142,653	65,472
Other Assets	125,376	67,942

Total Assets	$4,759,508	$2,801,343

LIABILITIES
Long-Term Liabilities
Unsecured Credit Facility	$337,413	$239,970
Notes and Mortgages Payable	2,318,667	1,615,817
Mortages Payable Related to Real Estate Assets Held for Sale	168,966	—

Total Long-Term Liabilities	2,825,046	1,855,787

Other Liabilities	144,639	74,548

Total Liabilities	2,969,685	1,930,335

MINORITY INTEREST & EQUITY

Limited Partners’ Interest in Consolidated Partnership	7,378	1,389

Preferred Shares and Units, at Liquidation Value
Series B 7 1/4%, Preferred Units	100,000	100,000
Series C 9 1/4%, Preferred Shares	50,000	50,000
Series D 8 1/8%, Preferred Shares	125,000	125,000
Series E 7 5/8%, Preferred Shares	133,159	—

Total Preferred Shares and Units, at Liquidation Value	408,159	275,000

Common Equity, including Minority Interest in Operating Partnership	1,374,286	594,619

Total Equity, including Minority Interest	1,789,823	871,008

Total Liabilities and Equity	$4,759,508	$2,801,343

SHARES & UNITS OUTSTANDING, END OF PERIOD
(shares and units in 000s)

	As of	As of
	9/30/2005	12/31/2004
Basic
Shares	44,507	27,599
Operating Partnership Units (OP Units)	10,873	10,373

Total Shares & OP Units	55,380	37,972

Dilutive Common Share Equivalents	—	341

Diluted
Shares	44,507	27,940
Total Shares & OP Units	55,380	38,313

COLONIAL PROPERTIES TRUST
Financial Statements
Third Quarter 2005
CONSOLIDATED STATEMENTS OF INCOME
($ in 000s, except per share data)

	Three Months Ended			Nine Months Ended
	9/30/2005	9/30/2004		9/30/2005	9/30/2004
Revenue
Minimum Rent	$114,814	$66,045	73.8%	$296,308	$184,293	60.8%
Percentage Rent	510	534	-4.5%	1,540	1,376	11.9%
Tenant Recoveries	9,692	7,784	24.5%	27,254	21,598	26.2%
Other Property Related Revenue	8,400	4,811	74.6%	20,407	12,475	63.6%
Other Non-Property Related Revenue	3,331	1,674	99.0%	10,483	3,882	170.0%

Total Revenue	136,747	80,848	69.1%	355,992	223,624	59.2%

Operating Expenses
Property Operating Expenses:
General Operating Expenses	11,982	6,318	89.6%	28,703	16,909	69.7%
Salaries and Benefits	9,053	4,007	125.9%	21,651	10,875	99.1%
Repairs and Maintenance	11,986	7,443	61.0%	31,344	20,774	50.9%
Taxes, Licenses, and Insurance	14,607	7,948	83.8%	38,057	21,373	78.1%

Total Property Operating Expenses	47,628	25,716	85.2%	119,755	69,931	71.2%
General and Administrative	11,179	6,992	59.9%	30,543	18,209	67.7%
Depreciation	36,726	20,798	76.6%	94,557	56,496	67.4%
Amortization	22,894	3,321	589.4%	51,391	8,105	534.1%

Total Operating Expenses	118,427	56,827	108.4%	296,246	152,741	94.0%

Income from Operations	18,320	24,021	-23.7%	59,746	70,883	-15.7%
Other Income (Expense)
Interest Expense	(32,808)	(20,023)	63.9%	(89,231)	(51,995)	71.6%
Interest Income	1,694	311	444.7%	2,688	820	227.8%
Income from Investments	221	272	-18.8%	1,100	700	57.1%
Gain (Loss) on Hedging Activities	75	62	21.0%	497	142	250.0%
Gain on Sale of Property	8,177	902	806.5%	10,795	3,020	257.5%
Other	(777)	(168)	362.5%	(1,613)	(276)	484.4%

Total Other Expense	(23,418)	(18,644)	25.6%	(75,764)	(47,589)	59.2%

Income (Loss) before Minority Interest & Discontinued Operations	(5,098)	5,377	-194.8%	(16,018)	23,294	-168.8%
Minority Interest
Minority Interest of limited partners	(2,993)	(25)	11872.0%	(3,469)	(36)	9536.1%
Minority Interest in CRLP — Preferred	(1,813)	(1,813)	0.0%	(5,438)	(5,680)	-4.3%
Minority Interest in CRLP — Common	3,401	42	7997.6%	9,544	(1,828)	-622.1%

Total Minority Interest	(1,405)	(1,796)	-21.8%	637	(7,544)	-108.4%

Income (Loss) from Continuing Operations	(6,503)	3,581	-281.6%	(15,381)	15,750	-197.7%

Discontinued Operations
Income from Discontinued Operations	3,007	5,437	-44.7%	15,735	16,546	-4.9%
Gain (Loss) on Disposal of Discontinued Operations	66,262	1,563	4139.4%	184,337	11,301	1531.2%
Minority Interest in Discontinued Operations	(14,602)	(1,926)	658.2%	(46,477)	(7,720)	502.0%

Income from Discontinued Operations	54,667	5,074	977.4%	153,595	20,127	663.1%

Net Income	48,164	8,655	456.5%	138,214	35,877	285.2%

Dividends to Preferred Shareholders	(6,232)	(3,695)	68.7%	(16,159)	(11,086)	45.8%

Net Income Available to Common Shareholders	$41,932	$4,960	745.4%	$122,055	$24,791	392.3%

Earnings per Share — Basic
Continuing Operations	$(0.32)	$—	0.0%	$(0.88)	$0.17	-617.6%
Discontinued Operations	1.36	0.18	655.6%	4.29	0.75	472.0%

EPS — Basic	$1.04	$0.18	477.8%	$3.41	$0.92	270.7%

Earnings per Share — Diluted
Continuing Operations	$(0.32)	$—	0.0%	$(0.88)	$0.17	-617.6%
Discontinued Operations	1.36	0.18	655.6%	4.29	0.74	479.7%

EPS — Diluted	$1.04	$0.18	477.8%	$3.41	$0.91	274.7%

COLONIAL PROPERTIES TRUST
Financial Statements
Third Quarter 2005
THIRD QUARTER FUNDS FROM OPERATIONS (FFO) RECONCILIATION
($ in 000s, except per share data)

	Three Months Ended			Nine Months Ended
	9/30/2005	9/30/2004		9/30/2005	9/30/2004
Net Income Available to Common Shareholders	$41,932	$4,960	745.4%	$122,055	$24,791	392.3%
Minority Interest in CRLP (Operating Ptr Unitholders)	11,201	1,884	494.5%	36,933	9,548	286.8%
Minority Interest in Gain/(Loss) on Sale of Undepreciated Property	2,880	—		2,880	—

Total	56,013	6,844	718.4%	161,868	34,339	371.4%

Adjustments — Consolidated Properties
Depreciation — Real Estate	37,029	23,911	54.9%	96,914	66,193	46.4%
Amortization — Real Estate	22,152	2,467	797.9%	50,460	5,664	790.9%
Remove: Gain/(Loss) on Sale of Property, net of Income Tax	(72,183)	(2,446)	2851.1%	(190,043)	(13,623)	1295.0%
Include: Gain/(Loss) on Sale of Undepreciated Property, net of Income Tax and Minority Interest	2,934	791	270.9%	5,059	2,232	126.7%

Total Adjustments — Consolidated	(10,068)	24,723	-140.7%	(37,610)	60,466	-162.2%

Adjustments — Unconsolidated Properties
Depreciation — Real Estate	1,278	955	33.8%	3,674	2,914	26.1%
Amortization — Real Estate	1	46	-97.8%	4	82	-95.1%
Remove: Gain/(Loss) on Sale of Property	115	1	11400.0%	(2,319)	(144)	1510.4%
Include: Gain/(Loss) on Sale of Undepreciated Property	—	—	0.0%	—	—	0.0%

Total Adjustments — Unconsolidated	1,394	1,002	39.1%	1,359	2,852	-52.3%

Funds from Operations	$47,339	$32,569	45.3%	$125,617	$97,657	28.6%

FFO per Share
Basic	$0.93	$0.87	6.8%	$2.70	$2.61	3.3%
Diluted	$0.93	$0.86	7.8%	$2.70	$2.59	4.2%
Pursuant to the definition of Funds from Operations (“FFO”) adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), FFO is calculated by adjusting net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis.
The Company believes that FFO is useful to investors because it provides an additional indicator of the Company’s financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the Company’s industry.FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net cash flows from operating activities (determined in accordance with GAAP), as a measure of our liquidity, or as an indicator of our ability to make cash distributions.
THIRD QUARTER SHARES AND UNITS OUTSTANDING, WEIGHTED
(shares and units in 000s)

	Three Months Ended			Nine Months Ended
	9/30/2005	9/30/2004		9/30/2005	9/30/2004
Basic
Shares	40,289	27,252	47.8%	35,837	27,005	32.7%
Operating Partnership Units (OP Units)	10,872	10,345	5.1%	10,695	10,354	3.3%

Total Shares & OP Units	51,161	37,597	36.1%	46,532	37,359	24.6%

Dilutive Common Share Equivalents	—	363	-100.0%	—	345	-100.0%

Diluted (1)
Shares	40,289	27,615	45.9%	35,837	27,350	31.0%
Total Shares & OP Units	51,161	37,960	34.8%	46,532	37,704	23.4%

Notes:

(1) For periods where the Company reported a net loss from continuing operations (after preferred dividends), the effect of dilutive shares

COLONIAL PROPERTIES TRUST
Financial Statements
Third Quarter 2005
has been excluded from per share computations as including such shares would be anti-dilutive.
THIRD QUARTER SEGMENT DATA & RECONCILIATION

	Three Months Ended			Nine Months Ended
	9/30/2005	9/30/2004		9/30/2005	9/30/2004
Net Operating Income (NOI)
Divisional Same-Property NOI
Multifamily	$13,703	$12,824	6.9%	$40,635	$38,020	6.9%
Office	17,431	17,427	0.0%	50,234	50,862	-1.2%
Retail	17,750	17,133	3.6%	53,325	51,975	2.6%

Total Same-Property	48,884	47,384	3.2%	144,194	140,857	2.4%
Less: Unconsolidated Assets	(880)	(892)		(2,676)	(2,503)

Same-Property NOI, Consolidated	48,004	46,492		141,518	138,354

Divisional Non Same-Property NOI
Multifamily	33,710	6,185		77,737	14,886
Office	5,829	445		10,818	1,280
Retail	7,744	12,268		31,964	31,370

Total Non-Same Property	47,283	18,898		120,519	47,536
Less: Unconsolidated Assets	(2,362)	(1,725)		(6,570)	(4,677)

Non Same-Property NOI, Consolidated	44,921	17,173		113,949	42,859

Divisional Total NOI
Multifamily	47,413	19,009	149.4%	118,372	52,906	123.7%
Office	23,260	17,872	30.1%	61,052	52,142	17.1%
Retail	25,494	29,401	-13.3%	85,289	83,345	2.3%

Total Divisional NOI	96,167	66,282	45.1%	264,713	188,393	40.5%
Less: NOI, Unconsolidated	(3,242)	(2,617)		(9,247)	(7,180)
Less: Discontinued Operations	(7,102)	(10,184)		(29,604)	(31,427)
Unallocated Corporate Rev	3,331	1,674		10,483	3,882
Other Revenue (Expense)	(35)	(23)		(108)	25
General & Administrative Expenses	(11,179)	(6,992)		(30,543)	(18,209)
Depreciation	(36,726)	(20,798)		(94,557)	(56,496)
Amortization	(22,894)	(3,321)		(51,391)	(8,105)

Income from Operations, restated for additional discontinued operations	18,320	24,021		59,746	70,883
Total Other Income (Expense)	(23,418)	(18,644)		(75,764)	(47,589)

Income from Continuing Operations before Extraordinary Items, Minority Interest and Discontinued Operations, as restated for additional discontinued operations	(5,098)	5,377		(16,018)	23,294

Add: Discontinued Operations Income, post 3Q 2004	—	239		—	874

Income from Continuing Operations before Extraordinary Items, Minority Interest and Discontinued Operations, per corresponding 10-K or 10-Q	$(5,098)	$5,616		$(16,018)	$24,168

Divisional NOI is defined as total property revenues, including unconsolidated partnerships and joint ventures, less real estate expenses (such items as repairs and maintenance, payroll, utilities, property taxes, insurance, advertising, management fees).
The Company believes Total Divisional NOI (and other NOI measures aggregating segment data) is useful to investors as a meaningful indicator of property level operating performance and current market conditions affecting the Company . Additionally, the Company also believes Total Divisional NOI (and such other NOI measures) is useful to investors because NOI is commonly used industry-wide to evaluate and compare property level operating results of real estate companies, allowing investors to view the Company in comparison to these other real estate companies. The Company cautions investors that other real estate companies may calculate Total Divisional NOI on a basis different than the Company. In addition, Total Divisional NOI (and such other NOI measures) should not be viewed as a substitute measure